Exhibit 99.1

Esterline Reports 3Q Earnings Per Share of $.43 -- in Line with Recent Guidance;
               Net Income $11.2 Million, on $248.4 Million Sales

    BELLEVUE, Wash.--(BUSINESS WIRE)--Aug. 31, 2006--Esterline Corporation (NYSE:ESL)(www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2006 third quarter (ended July 28) net income of $11.2 million, or $.43 per diluted share, on $248.4 million sales. Net income in the same period last year was $11.9 million, or $.46 per diluted share, on sales of $209.9 million.
    Robert W. Cremin, Esterline CEO said, "...the results for the quarter are in line with our recent guidance." That guidance included the impact of a shutdown of a recently acquired military countermeasure flares operation in the UK following an accident there during the quarter. Cremin said that the majority of that operation's production volume is coming back on line in the portion of the facility less affected by the explosion. He added, however, that "...the newer, more profitable facility is still closed and will remain so until the formal investigation concludes sometime in 2007."
    Cremin stressed that Esterline's underlying fundamentals remain solid. New order intake during the quarter continued strong at $250.6 million, and backlog was $635.6 million -- over 25% higher than last year. He also emphasized that "...Esterline continues to invest in the research, development and engineering necessary to ensure the long-term health of the company." He noted that R&D expenditures during the quarter were nearly 32% ahead of last year. "The majority of the R&D increase is in our Sensors & Systems segment where we are in the midst of two major development programs for the Airbus A400M military transport," he said. "We expect investment in this program to remain at current levels for the next several quarters before tapering off to our more historical levels."
    In addition, Cremin said that "...as we go into this major aerospace cycle ramp-up, our Sensors & Systems segment has been particularly impacted by stresses in the supply chain." He said, "...over the last few quarters we've been hiring and training new people and generally running to keep up with accelerating business."
    The effective tax rate for the third quarter of 2006 was 29.8%, before a $1.6 million reduction in previously estimated tax liabilities. The effective tax rate for the same period a year ago was 28.8% before a $2.0 million reduction in previously estimated tax liabilities.
    Year-to-date income from continuing operations was $37.2 million, or $1.44 per diluted share, on sales of $702.0 million. For the first nine months of fiscal 2005, comparable earnings were $35.7 million, or $1.42 per diluted share, on sales of $611.3 million.
    Net earnings in the fiscal 2006 third quarter and first nine months were unaffected by discontinued operations. Net earnings for the first nine months of 2005 included income from discontinued operations principally from the sale of the company's Fluid Regulators subsidiary. That sale resulted in a gain of approximately $7.0 million, net of tax of $2.4 million, or $.27 per diluted share, in the first quarter of 2005. Net earnings for the fiscal third quarter and first nine months of 2005 were $11.9 million, or $.46 per diluted share, and $42.6 million, or $1.69 per diluted share, respectively.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline's or its industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.



ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
------------------------------------
(In thousands, except per share amounts)

                                 Three Months Ended  Nine Months Ended
                                  July 28, July 29,  July 28, July 29,
                                    2006     2005      2006     2005
Segment Sales                     -------- --------  -------- --------
   Avionics & Controls           $ 71,191 $ 66,990  $205,497 $192,835
   Sensors & Systems               84,672   80,953   241,319  239,868
   Advanced Materials              92,535   61,930   255,186  178,554
                                  -------- --------  -------- --------

Net Sales                         248,398  209,873   702,002  611,257

Cost of Sales                     173,041  144,180   483,047  418,926
                                  -------- --------  -------- --------
                                   75,357   65,693   218,955  192,331
Expenses
   Selling, general and
    administrative                 41,560   36,927   118,423  103,372
   Research, development and
    engineering                    14,480   11,003    37,752   30,116
                                  -------- --------  -------- --------
   Total Expenses                  56,040   47,930   156,175  133,488
                                  -------- --------  -------- --------

Operating Earnings From
   Continuing Operations           19,317   17,763    62,780   58,843

   Other (income) expense              17      272      (445)     338
   Interest income                   (393)  (1,187)   (2,250)  (2,747)
   Interest expense                 5,586    4,654    15,881   13,433
   Loss on extinguishment of
    debt                               --       --     2,156       --
                                  -------- --------  -------- --------
Other Expense, Net                  5,210    3,739    15,342   11,024
                                  -------- --------  -------- --------

Income From Continuing
 Operations Before Income Taxes    14,107   14,024    47,438   47,819
Income Tax Expense                  2,576    2,043     9,439   11,981
                                  -------- --------  -------- --------

Income From Continuing
 Operations Before Minority
 Interest                          11,531   11,981    37,999   35,838
Minority Interest                    (308)    (122)     (753)    (170)
                                  -------- --------  -------- --------
Income From Continuing
 Operations                        11,223   11,859    37,246   35,668

Income From Discontinued
 Operations, Net of Tax                --        3        --    6,968
                                  -------- --------  -------- --------


Net Earnings                     $ 11,223 $ 11,862  $ 37,246 $ 42,636
                                  ======== ========  ======== ========

Earnings Per Share -- Basic:
   Continuing operations         $    .44 $    .47  $   1.47 $   1.44
   Discontinued operations             --       --        --      .28
                                  -------- --------  -------- --------


Earnings Per Share -- Basic      $    .44 $    .47  $   1.47 $   1.72
                                  ======== ========  ======== ========

Earnings Per Share -- Diluted:
   Continuing operations         $    .43 $    .46  $   1.44 $   1.42
   Discontinued operations             --       --        --      .27
                                  -------- --------  -------- --------


Earnings Per Share -- Diluted    $    .43 $    .46  $   1.44 $   1.69
                                  ======== ========  ======== ========

Weighted Average Number of
 Shares Outstanding -- Basic       25,448   25,237    25,390   24,797

Weighted Average Number of
 Shares Outstanding -- Diluted     25,867   25,619    25,809   25,175




Consolidated Balance Sheet
--------------------------
(In thousands)
                                                 July 28,    July 29,
                                                   2006        2005
                                                ----------  ----------
Assets
Current Assets
   Cash and cash equivalents                   $   38,642  $   80,339
   Cash in escrow                                   4,345      11,744
   Short-term investments                              --      75,205
   Accounts receivable, net                       167,766     134,861
   Inventories                                    185,150     136,151
   Income tax refundable                            3,291          --
   Deferred income tax benefits                    27,275      25,952
   Prepaid expenses                                 8,205       6,981
   Other current assets                                --         288
                                                ----------  ----------
       Total Current Assets                       434,674     471,521

Property, Plant and Equipment, Net                170,641     136,359

Other Non-Current Assets
   Goodwill                                       361,968     260,396
   Intangibles, net                               244,265     169,252
   Debt issuance costs, net                         4,638       5,312
   Deferred income tax benefits                    17,766      11,897
   Other assets                                    25,691      25,284
                                                ----------  ----------
                                               $1,259,643  $1,080,021
                                                ==========  ==========

Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable                            $   68,569  $   42,007
   Accrued liabilities                            108,031     101,148
   Credit facilities                                5,181       2,301
   Current maturities of long-term debt             4,099      30,913
   Federal and foreign income taxes                 2,861       4,269
                                                ----------  ----------
       Total Current Liabilities                  188,741     180,638

Long-Term Liabilities
   Long-term debt, net of current maturities      280,775     217,207
   Deferred income taxes                           73,748      45,936
   Other liabilities                               30,374      27,764

Minority Interest                                   3,466       2,548
Total Shareholders' Equity                        682,539     605,928
                                                ----------  ----------
                                               $1,259,643  $1,080,021
                                                ==========  ==========

    CONTACT: Esterline Corporation
             Brian Keogh, 425-453-9400